                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA
                        NOTICE OF ANNUAL GENERAL MEETING
                          TO BE HELD ON JUNE 18, 1999

                                                                  April 29, 1999

TO OUR SHAREHOLDERS:

     The 1999 Annual General Meeting of IPC Holdings, Ltd. (the "Company") will be held at 9:30 a.m., local time, on Friday, June 18, 1999 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

          To elect seven directors to hold office until the Company's next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

          To consider and approve a proposal to compensate members of the Executive Committee of the Board of Directors for their service thereon;

          To consider and approve an amendment to the IPC Holdings, Ltd. Stock Option Plan to increase the number of Common Shares subject thereto and to extend the expiration date of the plan;

          To act on a proposal to appoint Arthur Andersen & Co. as the Company's independent accountants for the fiscal year ending December 31, 1999; and

          To transact such other further business, if any, as lawfully may be brought before the meeting.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 7, 1999 are entitled to notice of, and to vote at, the Annual General Meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,

                                          Dennis J. Higginbottom
                                          Vice President & Secretary

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                                                                  April 29, 1999

                                PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1999
             GENERAL INFORMATION; VOTING AND REVOCATION OF PROXIES

     The Board of Directors of IPC Holdings, Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the 1999 Annual General Meeting of the Company's shareholders (the "Annual General Meeting") to be held at 9:30 a.m., local time, on Friday June 18, 1999 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company ("Common Shares") it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

     This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are first being mailed to shareholders on or about April 29, 1999. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement.

     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record, as shown by the transfer books of the Company, as of the close of business on April 7, 1999 will be entitled to vote at the Annual General Meeting. As of March 31, 1999 there were outstanding 25,033,932 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of "Controlled Shares" of any holder would constitute 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company's Bye-Laws (the "Bye-Laws"), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the outstanding Common Shares. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether
(i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code (the "Code") or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. ("AIG"), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder's voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described above).

     At the Annual General Meeting, shareholders will be asked to elect the seven director nominees set forth herein under the caption "Election of Directors" to serve as directors of the Company until the Company's next Annual General Meeting or until their successors are elected and qualified. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee. The Common Shares are entitled to vote cumulatively in the election of directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of directors with respect to its Common Shares multiplied by the number of directors to be elected, and all votes entitled to be cast may be cast for one or more of the directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees. Directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

     At the Annual General Meeting, shareholders will be asked to approve a proposal to compensate members of the Executive Committee of the Board of Directors. See "Approval of Proposal to Compensate Executive Committee Members". Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the approval of the proposal to compensate Executive Committee Members. The approval of such proposal requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     At the Annual General Meeting, shareholders will be asked to approve an amendment to the IPC Holdings, Ltd. Stock Option Plan. See "Amendment to IPC Holdings, Ltd. Stock Option Plan". Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the approval of the amendment to the IPC Holdings, Ltd. Stock Option Plan. The approval of such amendment requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     At the Annual General Meeting, shareholders will be asked to approve the appointment of Arthur Andersen & Co. as the Company's independent accountants for the fiscal year ending December 31, 1999. See "Appointment of Independent Accountants". Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the appointment of Arthur Andersen & Co. to serve in such capacity. The appointment of Arthur Andersen & Co. requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     Abstentions and "broker non-votes" will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of any proposal.

     A vote on a show of hands will be taken in the first instance on all matters (other than the election of directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote on a show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote.

     Other than the approval of the minutes of the 1998 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxies named on the enclosed proxy card will vote proxies on such matters in their discretion.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     Seven directors are to be elected at the Annual General Meeting to hold office until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board of Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend.

     The name, age, principal occupation and certain other information concerning each nominee is set out below.

     JOSEPH C.H. JOHNSON (age 61) has been Chairman of the Board of Directors of the Company and its wholly-owned subsidiary, IPCRe Limited ("IPCRe" and, together with the Company, "IPC"), since its inception and has been President and Chief Executive Officer of American International Company Limited ("AICL") in Bermuda since 1978. AICL is a wholly-owned subsidiary of AIG. Mr. Johnson is also an officer and director of various other subsidiaries and affiliates of AIG.

     JOHN P. DOWLING (age 54) has been President and Chief Executive Officer of the Company and IPCRe since February 1994, and a director of the Company and IPCRe since February 15, 1996. From December 1990 to February 1994, Mr. Dowling was a director of Eagle Star Insurance Co. Ltd.

     RUSSELL S. FISHER (age 51) has been a director of the Company and IPCRe since June 1998. Mr. Fisher has been a Senior Vice President and Manager, Treaty Underwriting of General Reinsurance Corporation ("General Re") since 1985, having previously held other positions with General Re since 1977.

     DR. THE HONOURABLE CLARENCE ELDRIDGE JAMES (age 67) has been a director of the Company and IPCRe since February 1996. Dr. James has been Chairman, Government Employees Health Insurance Committee, since 1990 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

     FRANK MUTCH (age 62) has been a director of the Company and IPCRe since February 1996 and, since March 1994, has been a consultant with the law firm of Conyers, Dill & Pearman. From 1981 to 1994, Mr. Mutch served as a partner of Conyers, Dill & Pearman.

     ANTHONY MACLEOD PILLING (age 60) has been a director of the Company and IPCRe since June 1998. Mr. Pilling has been President of One North (Bermuda) Ltd, which provides management and advisory services to companies and individuals, since 1991. From 1972-1991, Mr. Pilling practiced law with firms in Toronto, Calgary, and Vancouver, Canada.

     JOHN T. SCHMIDT (age 57) has been a director of the Company and IPCRe in 1993, from July 1994 to July 1995 and from February 1996 to the present. Mr. Schmidt is a former partner of the law firm of Shearman & Sterling in New York, having retired from the firm in 1993.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1998, there were four meetings of your Board of Directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of Directors of which they were a member, except Mr. Mutch, who was absent for two of five Executive Committee meetings held while he was a member.

     Your Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Stock Option and Stock Purchase Committee.

     AUDIT COMMITTEE. During 1998, the Audit Committee consisted of Messrs. Johnson, Fisher and Schmidt. The Audit Committee is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee held one meeting during the year ended December 31, 1998.

     COMPENSATION COMMITTEE. During 1998, the Compensation Committee consisted of Messrs. Johnson, James and Mutch. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board of Directors other than those programs that are within the province of the Stock Option and Stock Purchase Committee. The Compensation Committee held one meeting during the year ended December 31, 1998.

     EXECUTIVE COMMITTEE. During 1998, the Executive Committee consisted of Messrs. Johnson, Dowling and Mutch. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held eleven meetings during the year ended December 31, 1998.

     INVESTMENT COMMITTEE. During 1998, the Investment Committee consisted of Messrs. Johnson, Pilling and Schmidt. The Investment Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held four meetings during the year ended December 31, 1998.

     STOCK OPTION AND STOCK PURCHASE COMMITTEE. During 1998, the Stock Option and Stock Purchase Committee consisted of Messrs. James, Mutch and Schmidt. The Stock Option and Stock Purchase Committee administers and grants awards under any stock option plans and incentive compensation plans of the Company. The Stock Option and Stock Purchase Committee held one meeting during the year ended December 31, 1998.

DIRECTOR COMPENSATION

     During the year ended December 31, 1998, the Company compensated directors (other than Mr. Fisher and any director who was an employee of the Company or IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting of your Board of Directors or any committee thereof, other than the Executive Committee, attended by such director. The Company also reimbursed expenses incurred by directors in connection with their service on your Board of Directors. Fees otherwise payable to Mr. Fisher were paid to General Re for Mr. Fisher's services as a director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company paid $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors in 1998.

         APPROVAL OF PROPOSAL TO COMPENSATE EXECUTIVE COMMITTEE MEMBERS
                             (ITEM B ON PROXY CARD)

     Under the Bye-laws, compensation of the members of your Board of Directors is determined by the Company in general meeting. At the 1996 Annual General Meeting, the shareholders approved compensation arrangements for your Board of Directors that did not include additional committee compensation for members of the Executive Committee, although members of all other committees were additionally compensated. Prior to July 28, 1998 (when Mr. Mutch was appointed to the committee), apart from Mr. Johnson, members of the Executive Committee were either employees of the Company or IPCRe and therefore ineligible for compensation, or employees who had waived their rights to compensation in favour of their employers (i.e., Mr. Bouris, who retired from your Board of Directors on June 12, 1998). Mr. Mutch was nominated to replace Mr. Bouris on the Executive Committee. Your Board of Directors believes that it is proper to compensate any member of the Executive Committee who would be eligible for compensation as a member of any other committee of your Board of Directors. Your Board of Directors proposes that each director, other than any director who is an employee of the Company or IPCRe, be compensated in the amount of $500 per meeting of the Executive Committee attended by such director. Your Board of Directors believes that the approval of such compensation will be helpful in the future in securing the agreement of directors to serve on the Executive Committee. If the proposal is adopted, Mr. Mutch and Mr. Johnson will be entitled to such compensation.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO COMPENSATE EXECUTIVE COMMITTEE MEMBERS INDICATED ON THE ENCLOSED PROXY CARD.

       APPROVAL OF AMENDMENT TO THE IPC HOLDINGS, LTD. STOCK OPTION PLAN
                             (ITEM C ON PROXY CARD)

     The IPC Holdings, Ltd. Stock Option Plan (the "Plan") was adopted by your Board of Directors on February 15, 1996 and subsequently approved by the shareholders of the Company at the 1996 Annual General Meeting of Shareholders on February 15, 1996. Under the Plan, employees of the Company and its subsidiaries, including officers (whether or not directors), are eligible for the grant of options to purchase Common Shares of the Company. Directors who are not employees of the Company or any subsidiary are not eligible for the grant of options under the Plan. The Plan is administered and options are awarded by the Stock Option and Stock Purchase Committee of your Board of Directors (the "Stock Option Committee"), which has authority under the Plan to determine the timing of option grants, the number of options to be granted, the duration and vesting of the options, the exercise price and other terms and conditions of the options. Options may have a maximum term of ten years from the grant date. In the event of changes in the Common Shares by reason of capital adjustments, such as stock splits and recapitalizations, appropriate adjustments will be made in the exercise price and/or other terms of options. The Board of Directors retains the right to amend or terminate the Plan. An amendment or termination of the Plan may not adversely affect a participant's rights with respect to an outstanding option without such participant's consent. The Company has agreed that, upon the due and valid exercise of options granted under the Plan, it will issue the number of Common Shares covered by the exercised options. Unless sooner terminated by your Board of Directors, the Plan remains in effect until February 15, 2001.

     The Plan currently covers 277,500 Common Shares and, as of March 31, 1999, options covering 224,295 Common Shares had been granted. Thus, as of that date, only 53,205 of the Plan's authorised shares remained available for awards. Of the options already awarded, options to purchase 86,690 Common Shares were vested as of March 31, 1999. If an award under the Plan expires or is forfeited, unexercised or unvested Common Shares, whichever is the case, subject to such award are added to the number of Common Shares available for awards under the Plan. Your Board of Directors recommends that the Plan be amended (i) to increase the number of Common Shares covered by the Plan to 577,500 and (ii) to extend the period during which the Plan will remain in effect, unless sooner terminated by your Board of Directors, to expire on February 15, 2006 ((i) and (ii) collectively the "Amendment").

     As stated in the Plan, the purpose of the Plan is to enable the Company to provide eligible employees with an additional incentive to contribute to the success of the Company by giving such individuals an opportunity to acquire a proprietary interest in the Company, as well as to attract persons of training, experience and ability. Your Board of Directors believes that the Amendment furthers this purpose by making available sufficient shares to permit future awards by the Stock Option Committee as a part of the Company's employee compensation program and believes the Amendment is important to the success of the Company.

     Unless determined otherwise by the Stock Option Committee, the right to exercise the options generally vests at a rate of 25% on each of the first through fourth anniversaries of the date of grant. However, all options become immediately vested in the event of a "Change of Control". Under the Plan, a "Change of Control" is deemed to occur, in general, if (i) any person or group of persons (subject to certain limited exceptions) is or becomes the direct or indirect beneficial owner of 50% or more of the Company's then outstanding voting securities, (ii) during any two year period the directors at the beginning of the period (including replacements approved by two-thirds of such directors) cease to constitute a majority of the Board, (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than such a transaction pursuant to which the shareholders of the Company retain at least 50% of the combined voting power of the voting securities of the Company or the surviving entity, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

     To the extent that a participant is subject to United States income tax, a participant will not be subject to tax when an option is granted under the Plan. When such a participant exercises an option, the participant will realize compensation equal to the amount by which the fair market value of the Common Shares on the date of the exercise exceeds the option exercise price. Since the Company does not conduct business within the United States, it does not file United States income tax returns. If the Company were subject to United States income tax, the Company would be entitled to a federal income tax deduction equal to the amount of compensation realized by the participant when the participant exercises an option granted under the Plan. The foregoing discussion is intended only as a brief general summary of the relevant federal income tax consequences.

     As a group, all current executive officers of the Company have received options with respect to 165,061 Common Shares. As a group, all current employees of the Company and its subsidiaries have received options with respect to 222,561 Common Shares. Mr. Dowling has received options with respect to 55,812 Common Shares under the Plan. Messrs. Bryce, Cozens, Fallon and Higginbottom have received options with respect to 45,187, 29,687, 7,750 and 14,875 Common Shares, respectively, under the Plan. The closing price per share of the Common Shares on the Nasdaq National Market on April 14, 1999 was $19.875.

     Subject to exceptions for death, retirement and certain other situations, a participant under the Plan, whose employment with the Company or its subsidiaries is terminated, forfeits any unvested options.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE IPC HOLDINGS, LTD. STOCK OPTION PLAN INDICATED ON THE ENCLOSED PROXY CARD.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain agreements of IPC. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement has been previously filed with the Securities and Exchange Commission (the "Commission") and is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, a copy of which will be provided upon request. See "Additional Information."

OVERVIEW

     IPC commenced operations in July 1993 through the sponsorship of AIG, a holding company incorporated in Delaware which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 10% (on a fully diluted basis, excluding employee stock options) of the share capital of the Company (the "AIG Option"). Since IPC's formation, subsidiaries of AIG have provided administrative, investment management and custodial services to IPC, and certain of IPC's officers are also officers of subsidiaries and affiliates of AIG. In addition, the Chairman of your Board of Directors is an officer and director of several AIG affiliates and subsidiaries. AIG has informed the Company that AIG presently intends to continue its share ownership in the Company for the foreseeable future. For a description of AIG's direct Common Share ownership and of the AIG Option, see "Beneficial Ownership of Common Shares".

CERTAIN BUSINESS RELATIONSHIPS

     ADMINISTRATIVE SERVICES. IPC's day-to-day administrative services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an administrative services agreement (the "Administrative Services Agreement"). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. Fees payable for such administrative services totalled $3.0 million for the year ended December 31, 1998. In addition to such fees, IPC pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors. Mr. Johnson is President and Chief Executive Officer of AICL.

     INVESTMENT ADVISORY SERVICES. AIG Global Investment Corp. (Ireland) Ltd. ("AIGIC"), an indirect wholly-owned subsidiary of AIG, provides investment advisory services to IPC. AIGIC manages IPC's entire investment portfolio, subject to IPC's investment guidelines, pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). The advisory fee totalled $1,075,000 for the year ended December 31, 1998. The performance of AIGIC under the Investment Advisory Agreement is reviewed periodically by your Board of Directors. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) ("AIGIC (Europe)"), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC's investment portfolio.

     CUSTODIAL SERVICES. AIG Global Investment Trust Services Limited, an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to IPC pursuant to a custodial agreement (the "Custodial Agreement"). Fees incurred under the Custodial Agreement were $347,000 for the year ended December 31, 1998.

REGISTRATION RIGHTS

     Pursuant to an agreement executed prior to the closing of the Company's initial public offering in March 1996 (the "Offering"), the Company agreed to provide certain original shareholders and AIG as holder of the AIG Option with registration rights for Common Shares held by them and certain of their affiliates at the time of the Offering and not sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") (or obtainable pursuant to the AIG Option). Under this agreement, AIG has the right to require the Company, on two occasions, to register Common Shares, including shares obtainable through the AIG Option, under the Securities Act for sale in the public market, in an underwritten offering, in block trades from time to time or otherwise; provided, however, that the total number of Common Shares requested to be registered pursuant to any such demand must equal or exceed 2,500,000 and certain remaining original shareholders (including General Re Corporation) will have the right to participate in such registration on a second-priority basis subject to a customary underwriter's reduction. The Company may include other Common Shares in any such demand registration on a third-priority basis subject to a customary underwriter's reduction. If the Company proposes to file a registration statement covering Common Shares at any time, each of certain remaining original shareholders will have one right to include Common Shares held by it (or obtainable pursuant to the AIG Option) in the registration, in each case on a first-priority basis with any shareholders and on a second-priority basis with the Company, pro-rata according to the relevant respective holdings and subject to a customary underwriter's reduction. The Company has agreed to indemnify each of certain remaining original shareholders in respect of certain liabilities, including civil liabilities under the Securities Act, and to pay certain expenses relating to such registrations. The agreement terminates on June 29, 2003.

TRANSACTIONS IN ORDINARY COURSE OF BUSINESS WITH SHAREHOLDERS

     IPC has assumed premiums from, and paid brokerage fees to, companies affiliated with shareholders of the Company. Premiums assumed from subsidiaries of AIG and of General Re Corporation were approximately $8.1 million and $1.7 million, respectively, for the year ended December 31, 1998. In addition, during the same period, the Company paid brokerage fees and commissions to Herbert Clough, Inc. of approximately $0.6 million. Herbert Clough is a wholly-owned subsidiary of General Re Corporation (which beneficially owned 1,250,000 Common Shares during the year ended December 31, 1998). All brokerage transactions are entered into on an arm's-length basis.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The table below sets forth certain information as of April 7, 1999 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a director of the Company, each nominee for director, the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") and all directors and executive officers as a group.

                                                               BENEFICIAL OWNERSHIP(1)
                                                               ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER        PERCENT
------------------------------------                           ----------      --------
American International Group, Inc...........................   6,100,000(2)     24.4%
  70 Pine Street
  New York, New York 10270
FMR Corp....................................................   2,500,000(3)      9.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Wellington Management Company, LLP..........................   1,981,000(4)      7.9%
  75 State Street
  Boston, Massachusetts 02109
Vanguard/Windsor Fund, Inc..................................   1,689,700(5)      6.7%
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482-2600
Boston Partners Asset Management, L.P.......................   1,642,900(6)      6.6%
  One Financial Center,
  43rd Floor
  Boston MA 02111
John P. Dowling.............................................      24,429(7)         *
Joseph C.H. Johnson.........................................          --            *
Russell S. Fisher...........................................          --(8)         *
Dr. the Honourable Clarence Eldridge James..................          --            *
Frank Mutch.................................................          --            *
Anthony MacLeod Pilling.....................................          --            *
John T. Schmidt.............................................       1,000            *
James P. Bryce..............................................      25,370(9)         *
Peter J.A. Cozens...........................................      15,133(10)        *
Dennis J. Higginbottom......................................       6,479(11)        *
Stephen F. Fallon...........................................         937(12)        *
All directors and executive officers as a group.............      78,635            *

---------------
* Less than 1% of the outstanding Common Shares

(1) In accordance with the rules of the Securities and Exchange Commission, a person is deemed to have "beneficial ownership" of Common Shares which such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person's holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person.

(2) Reflects information reported in Amendment No. 2 to a Schedule 13D, dated June 4, 1996, and excludes Common Shares subject to the AIG Option. The AIG Option entitles AIG to purchase up to 2,775,000 Common Shares at an exercise price of $12.7746 per share. The option is exercisable once in whole or in part only on the earlier of (A) on or about June 29, 2003 (as provided in the next sentence), or any of June 29, 2001, December 29, 2001, June 29, 2002 or December 29, 2002; provided, however, that the option is exercisable on any such date only if the book value per share on such date is at least 175% of the exercise price per share on such date; or (B) (i) a subsequent registration of Common

     Shares under the Securities Act in connection with a primary or secondary distribution (other than at the sole request of AIG) or (ii) an amalgamation or merger of the Company (in which the Company is not the surviving entity) or the sale, transfer or lease of substantially all the assets of the Company (other than in connection with a reincorporation). In the event the AIG Option is exercised pursuant to clause (A) of the preceding sentence and the closing of the resale of the Common Shares to be delivered upon exercise thereof (pursuant to a registration statement prepared in accordance with the Registration Rights Agreement described above) is not effected precisely on the applicable date specified in (A) above, exercise of the AIG Option shall be effective only immediately prior to, and contingent upon, the closing of the public offering to which the requested registration relates. If notice of exercise is not made on or prior to June 29, 2003, the option expires. The option has customary antidilution provisions. AIG has agreed with the Company that it will dispose of any shares obtained pursuant to exercise of the AIG Option that results in AIG becoming a "United States 25% Shareholder" within 29 days of exercise of the AIG Option. The AIG Option provides that it may be transferred by AIG (i) in the event of an amalgamation of the Company with or merger of the Company into another person, or a sale, transfer or lease of all or substantially all the assets of the Company to another person, provided, that such transfer is to a person which is a shareholder, partner or other affiliated person of the person entering into such transaction with the Company or (ii) at any time on or after March 13, 1998 to up to three institutional investors, subject to certain conditions set forth therein. Any Common Shares obtained by AIG pursuant to exercise of the AIG Option would be subject (like other Common Shares held by AIG) to reduction of voting power as described under the caption "General Information; Voting and Revocation of Proxies". Mr. Johnson, the Chairman of the Board of Directors of the Company and IPCRe, is the President and Chief Executive Officer of AICL and an officer and director of various other AIG subsidiaries and affiliates.

(3) Reflects information reported in a Schedule 13G filing dated February 12, 1999.

(4) Reflects information reported in a Schedule 13G filing dated February 10, 1999. Wellington Management Company LLP is an investment adviser; one of its clients is Vanguard/Windsor Fund, Inc.

(5) Reflects information reported in a Schedule 13G filing dated February 10, 1999.

(6) Reflects information reported in a Schedule 13G filing dated February 12, 1999.

(7)  Includes 18,406 Common Shares issuable upon the exercise of options.

(8) Mr. Fisher is a Senior Vice President of General Re. The parent of General Re, General Re Corporation, owns 1,250,000 Common Shares (5.0%).

(9) Includes 100 Common Shares that are held by the IRA trustee for Mr. Bryce's wife, for which Mr. Bryce disclaims beneficial ownership, and 8,547 Common Shares issuable upon the exercise of options.

(10) Includes 5,702 Common Shares issuable upon the exercise of options.

(11) Includes 4,499 Common Shares issuable upon the exercise of options.

(12) Includes 937 Common Shares issuable upon the exercise of options.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board of Directors. The name, age, principal occupation and certain other information regarding the executive officers of the Company and IPCRe as of December 31, 1998 were as follows:

     JOHN P. DOWLING (age 54) has been President and Chief Executive Officer of the Company and IPCRe since February 1994 and a Director of the Company and IPCRe since February 15, 1996. From December 1990 to February 1994, Mr. Dowling was a Director of Eagle Star Insurance Co. Ltd. Mr. Dowling has 34 years of insurance experience in the United Kingdom, the United States and Ireland, with 10 years as chief executive for Eagle Star Reinsurance Company Limited (and predecessor operations) of the United Kingdom.

     JAMES P. BRYCE (age 50) has been Senior Vice President of the Company since July 1996 and has been Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe since its inception. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a Director of AIG Reinsurance Services Limited (Hong Kong).

     PETER J.A. COZENS (age 51) has been Vice President -- Underwriting of IPCRe since March 1995. From June 1993 to March 1995 Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D'Ambrumenil Syndicate at Lloyd's, where his responsibilities were those of Deputy Treaty Underwriter.

     STEPHEN F. FALLON (age 42) has been Vice President -- Underwriting of IPCRe since October 1997. From June 1996 through October 1997 Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996 Mr. Fallon was a Senior Vice President and Director of Christiana General Insurance Corporation of New York.

     DENNIS J. HIGGINBOTTOM (age 50) was appointed Vice President and Secretary of the Company and IPCRe in December 1995. From October 1983 to December 1990, Mr. Higginbottom was Vice President and Director of AICL, and from December 1990 to December 1995, Mr. Higginbottom was Senior Vice President and Director of AICL.

     JOHN R. WEALE (age 40) was appointed Vice President and Chief Financial Officer of the Company and IPCRe in July 1996. Prior to joining IPCRe, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President -- Offshore Management Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPCRe for the year ended December 31, 1998 by the Chief Executive Officer of the Company and IPCRe and by the Named Executive Officers. Unless otherwise indicated, positions listed in the table set forth below are held with both the Company and IPCRe.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                      ANNUAL COMPENSATION                            AWARDS
                                        -----------------------------------------------    --------------------------
                                                                                           SECURITIES
                                                                         OTHER ANNUAL      UNDERLYING     ALL OTHER
                                        FISCAL    SALARY      BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION
NAMES AND PRINCIPAL POSITION             YEAR        $          $              $               #              $
----------------------------            ------    -------    -------    ---------------    ----------    ------------
John P. Dowling.......................   1998     425,000    300,000(2)      79,096          12,000         21,250(3)
President & Chief                        1997     375,000    260,000(2)      88,816          10,000         18,750(3)
Executive Officer                        1996     325,000    125,000         77,998          20,812         16,250(3)

James P. Bryce........................   1998     256,800    180,000(2)     142,093          10,000         12,840(4)
Senior Vice President & Senior Vice      1997     240,000    170,000(2)     158,837           8,000          9,500(4)
President -- Underwriting of IPCRe       1996     225,000     75,000        104,022          16,187          9,500(4)

Peter J.A. Cozens.....................   1998     190,800    140,000(2)     143,057           6,250              0
Vice President -- Underwriting of        1997     180,000    120,000(2)     176,295           5,000              0
IPCRe                                    1996     170,000     45,000        168,820          11,562              0

Stephen F. Fallon(5)..................   1998     160,000    120,000(2)     115,263           3,750          9,200(3)
Vice President -- Underwriting of        1997      29,767          0         17,561               0              0
IPCRe

Dennis J. Higginbottom................   1998     128,400     70,000(2)      56,774           3,750              0
Vice President & Secretary               1997     120,000     60,000(2)      56,515           2,500              0
                                         1996     113,000     20,000         40,849           4,625              0

---------------

(1) Other annual compensation for the year ended December 31, 1998 includes amounts in respect of reimbursement for certain travel expenses, property management, utilities, club dues, cost of living allowances, education expenses (with respect to Messrs. Cozens and Higginbottom only), and also includes housing expenses of $36,875, $89,172, $126,000, $82,000 and $24,245 for Messrs. Dowling, Bryce, Cozens, Fallon and Higginbottom, respectively.

(2) 50% of the amount shown is deferred and vests at a rate of 25% on December 31st of each of the first through fourth years following the year of the grant. Portions of the grant not vested may be subject to forfeiture under certain conditions.

(3) Represents Company contributions to the IPCRe Defined Contribution Retirement Plan. See "Executive Compensation -- Pension Benefits".

(4) Represents contributions by the Company pursuant to a deferred compensation agreement. See "Executive Compensation -- Pension Benefits".

(5) Mr. Fallon joined IPCRe as Vice President -- Underwriting on October 25, 1997. Prior to joining IPCRe, Mr. Fallon was employed by Folksamerica Re, New York.

STOCK OPTION PLAN

     The following table sets forth information concerning awards of stock options under the Company's Stock Option Plan made to the Company's Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 1998.

                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            ----------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF                                                        ANNUAL RATE OF
                              COMMON      PERCENT OF                                       COMMON SHARE PRICE
                              SHARES     TOTAL OPTIONS                                   APPRECIATION FOR OPTION
                            UNDERLYING    AWARDED TO     EXERCISE OR                              TERM
                             OPTIONS     EMPLOYEES IN    BASE PRICE      EXPIRATION      -----------------------
NAME                         GRANTED      FISCAL 1998     PER SHARE        DATE(1)           5%          10%
----                        ----------   -------------   -----------   ---------------   ----------   ----------
John P. Dowling...........    12,000        23.3%         $32.1875     January 2, 2008    $242,911     $615,583
James P. Bryce............    10,000        19.4%         $32.1875     January 2, 2008     202,425      512,986
Peter J.A. Cozens.........     6,250        12.1%         $32.1875     January 2, 2008     126,516      320,616
Dennis J. Higginbottom....     3,750         7.3%         $32.1875     January 2, 2008      75,910      192,370
Stephen F. Fallon.........     3,750         7.3%         $32.1875     January 2, 2008      75,910      192,370

---------------

(1) The options listed above were granted on January 2, 1998. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. All options become exercisable once vested.

     The following table sets forth information concerning the number of unexpired stock options outstanding at December 31, 1998 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers.

OPTION VALUES AT DECEMBER 31, 1998

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED               VALUE OF
                                                               OPTIONS AT FISCAL         UNEXERCISED IN-THE-MONEY
                              SHARES ACQUIRED    VALUE       YEAR-END EXERCISABLE/      OPTIONS AT FISCAL YEAR-END
NAME                            ON EXERCISE     REALIZED         UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE(1)
----                          ---------------   --------   -------------------------   ----------------------------
John P. Dowling.............           0        $     0          7,703/29,906                 $33,417/67,615
James P. Bryce..............       6,047        $74,008              0/24,094                      $0/52,645
Peter J.A. Cozens...........       4,141        $51,394              0/15,781                      $0/37,433
Stephen Fallon..............           0        $     0               0/3,750                           $0/0
Dennis J. Higginbottom......           0        $     0           1,781/7,938                  $7,446/15,094

---------------

(1) Aggregate market value based on the closing sale price of Common Shares of $22.8125 on December 31, 1998 less the aggregate exercise price.

PENSION BENEFITS

     MR. BRYCE. Pursuant to an individual pension arrangement with IPCRe, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce's credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 1998, Mr. Bryce's covered compensation was $68,400. Covered compensation pursuant to Mr. Bryce's pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age
65. Mr. Bryce had 13.75 years of credited service at December 31, 1998.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). Benefits under this plan will also be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

                            BRYCE PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000..........................    $ 21,589    $ 28,785    $ 35,981    $ 43,178    $ 50,374
 150,000..........................      26,933      35,910      44,888      53,865      62,843
 175,000..........................      32,276      43,035      53,794      64,553      75,311
 200,000..........................      37,620      50,160      62,700      75,240      87,780
 225,000..........................      42,964      57,285      71,606      85,928     100,249
 250,000..........................      48,308      64,410      80,513      96,615     112,718
 300,000..........................      58,995      78,660      98,325     117,990     137,655
 400,000..........................      80,370     107,160     133,950     160,740     187,530
 450,000..........................      91,058     121,410     151,763     182,115     212,468
 500,000..........................     101,745     135,660     169,575     203,490     237,405

     Mr. Bryce has also entered into a deferred compensation arrangement with IPCRe pursuant to which Mr. Bryce may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code with respect to plans established under Section 401(k).

     MR. COZENS. Pursuant to an individual pension arrangement with IPCRe, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens' base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from March 1, 1995. Compensation under Mr. Cozens' pension arrangement only includes base pay. Mr. Cozens had
3.75 years of credited service at December 31, 1998.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

                           COZENS PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000..........................    $ 31,250    $ 41,667    $ 52,083    $ 62,500    $ 72,917
 150,000..........................      37,500      50,000      62,500      75,000      87,500
 175,000..........................      43,750      58,333      72,917      87,500     102,083
 200,000..........................      50,000      66,667      83,333     100,000     116,667
 225,000..........................      56,250      75,000      93,750     112,500     131,250
 250,000..........................      62,500      83,333     104,167     125,000     145,833
 300,000..........................      75,000     100,000     125,000     150,000     175,000
 400,000..........................     100,000     133,333     166,667     200,000     233,333
 450,000..........................     112,500     150,000     187,500     225,000     262,500
 500,000..........................     125,000     166,667     206,333     250,000     291,667

     MR. HIGGINBOTTOM. Pursuant to an individual pension arrangement with IPCRe, Mr. Higginbottom is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 1.75% of average base pay (defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65) multiplied by his years of credited service from April 1, 1980 (the date from which Mr. Higginbottom's credited service had previously been calculated under the American International Overseas Pension Plan (the "AIO Plan") in which Mr. Higginbottom participated until December 31, 1995). Compensation under Mr. Higginbottom's pension arrangement only includes base pay. Mr. Higginbottom had
18.75 years of credited service at December 31, 1998. The following table shows the estimated annual retirement benefits that would be payable to Mr. Higginbottom assuming normal retirement

(age 65). There will be no offset applied against the benefit amount unless Mr. Higginbottom becomes entitled to benefits under a governmental system (which, at present, he is not), except that benefits under this plan will be reduced by $22,365 of annual benefits that Mr. Higginbottom will receive under the AIO Plan referred to above.

                        HIGGINBOTTOM PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000..........................    $ 32,820    $ 43,760    $ 54,700    $ 65,640    $ 76,580
 150,000..........................      39,375      52,500      65,625      78,750      91,875
 175,000..........................      45,945      61,260      76,575      91,890     107,205
 200,000..........................      52,500      70,000      87,500     105,000     122,500
 225,000..........................      59,070      78,760      98,450     118,140     137,830
 250,000..........................      65,265      87,500     109,375     131,250     153,125
 300,000..........................      78,750     105,000     131,250     157,500     183,750
 400,000..........................     105,000     140,000     175,000     210,000     245,000
 450,000..........................     118,125     157,500     196,875     236,250     275,625
 500,000..........................     131,250     175,000     218,750     262,500     306,250

     DEFINED CONTRIBUTION RETIREMENT PLAN. From December 1, 1995, Mr. Dowling has been eligible to participate in the IPCRe Defined Contribution Retirement Plan. Pursuant to this plan, which is not intended to qualify for tax-favored treatment under the Code, each participant defers 5% of his salary (as determined each year) and IPCRe contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Mr. Fallon has been eligible to participate in this plan since May 1, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of your Board of Directors has responsibility for determining the compensation of the Company's officers. None of the members of the Compensation Committee was an employee of the Company. Mr. Johnson is President and Chief Executive Officer of AICL. Pursuant to the Administrative Services Agreement, IPC paid fees to AICL of $3.0 million and $2.8 million, respectively, for the years ended December 31, 1998 and 1997 for administrative and other services as described herein. In addition to such fees, the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of your Board of Directors is comprised solely of non-employee directors. The Compensation Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company.

     The Company's compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies world-wide, although primarily with companies based in North America and the United Kingdom.

     Each executive's total compensation is generally comprised of four components: base salary, certain expense allowances, annual bonus awards and stock option awards. The objectives of the Compensation Committee in determining the amount of cash compensation for each executive officer are to provide a level of base salary which will allow the Company to attract and retain experienced and talented personnel, and to align the executive officers' interest with the success of the Company through the payment of a bonus based on individual performance and the performance of the Company. The Compensation Committee also takes into account the awards, if any, made by the Stock Option and Stock Purchase Committee.

     The Compensation Committee did not apply any specific formula but considered generally the compensation practices of other reinsurers through a review of public information and surveys. The Compensation Committee's deliberations were made in light of the Company's financial performance, the maintenance of the A+ (Superior) rating from A.M. Best Company, the maintenance of the A+ rating from Standard and Poor's, and the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

     The Compensation Committee believes that the continued financial success of the Company has been largely attributable to the performance and leadership of senior management. Accordingly, the Company's President and Chief Executive Officer, John P. Dowling, was granted an increase in base salary from $375,000 in 1997 to $425,000 for 1998, together with a cash bonus for 1998 of $300,000. In determining Mr. Dowling's total compensation for 1998, including the cash bonus, the Compensation Committee considered the financial performance of the Company. Mr. Dowling was also granted options to purchase 12,000 Common Shares of the Company effective January 2, 1998, 25% of which will become exercisable on January 2, 1999 and 25% of which will become exercisable on each of January 2, 2000, January 2, 2001 and January 2, 2002.

Joseph C.H. Johnson
Dr. the Honourable Clarence Eldridge James
Frank Mutch

PERFORMANCE GRAPH

     The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor's Property-Casualty Industry Group Stock Price Index ("S&P Property and Casualty") and Standard & Poor's 500 Composite Stock Price Index ("S&P 500") for the period beginning on March 8, 1996 (the second day of public trading for the Common Shares) and ending on December 31, 1998, assuming $100 was invested on March 8, 1996. Each measurement point on the graph represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period.

                   CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

                                                   IPC HOLDINGS, LTD.       S&P PROPERTY AND CASUALTY            S&P 500
                                                   ------------------       -------------------------            -------
'03/08/96'                                                  100                         100                         100
'06/30/96'                                                94.45                      104.51                      106.57
'12/31/96'                                               107.97                      122.24                      118.93
'06/30/97'                                               138.72                      148.55                      143.44
'12/31/97'                                               174.47                      174.29                      158.63
'06/30/98'                                               172.14                      176.79                      186.72
'12/31/98'                                               135.13                      158.44                      203.95

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM D ON PROXY CARD)

     The appointment of independent accountants is subject to approval annually by the Company's shareholders. Arthur Andersen & Co. has served as IPC's accountants since 1993. Representatives of Arthur Andersen & Co. will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

             SHAREHOLDER PROPOSALS FOR 2000 ANNUAL GENERAL MEETING

     If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2000 Annual General Meeting, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08 Bermuda. Under the rules of the Commission, proposals must be received no later than December 31, 1999 to be eligible for inclusion in the 2000 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2000 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the company is not notified of such proposal by March 15, 2000.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,000, plus out-of-pocket expenses.

                                 OTHER MATTERS

     Other than the approval of the minutes from the 1998 Annual General Meeting, your Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. Messrs. Bryce, Cozens, Dowling, Fallon, Higginbottom and Weale each inadvertently filed one late report with respect to the grant of options to purchase shares by the Company on January 2, 1998. The Company believes that during 1998 all other filing requirements applicable to its officers and directors were complied with.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 1998, FILED WITH THE COMMISSION. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN

INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA, ATTENTION DENNIS J. HIGGINBOTTOM, SECRETARY. Each such request must include a representation that, as of April 7, 1999, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. As permitted by the Commission's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

                         APPENDIX I TO PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1999

PROXY                                                                      PROXY
                               IPC HOLDINGS, LTD.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S ANNUAL GENERAL MEETING
   OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1999 (THE "ANNUAL GENERAL MEETING").

         The undersigned shareholder of the Company hereby appoints Joseph C.H. Johnson or, failing him, John P. Dowling, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company ("Common Shares") held of record on April 7, 1999 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

                   PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.

                 (Continued and to be signed on reverse side.)


                           -- FOLD AND DETACH HERE --

                               IPC HOLDINGS, LTD.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW


1. Item A - Election of Nominees: to elect Directors of the Company to hold office until the Company's next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise revoked.

                For                Withheld               For All
                All                  All                  Except
                / /                  / /                    / /


IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE FOR ALL EXCEPT BOX AND STRIKE A LINE THROUGH THE NOMINEE(S) NAME. Your shares will be voted for the remaining nominees. Shareholders are entitled to vote cumulatively in the election of directors and may (but need not) indicate the distribution of their votes among the nominees in the space below.

Joseph C.H. Johnson                         John P. Dowling    Russell S. Fisher

Dr. the Honourable Clarence Eldridge James                     Frank Mutch

Anthony MacLeod Pilling                                        John T. Schmidt

2. Item B - Compensation of Executive Committee Members: to approve the Company's proposal to compensate members of the Executive Committee for their service thereon.

          For                   Against                  Abstain
          / /                     / /                      / /

3. Item C - Amendment to the Stock Option Plan: to approve the Company's amendment to the IPC Holdings, Ltd. Stock Option Plan to (i) increase the number of Common Shares covered by the Plan from 277,500 to 577,500 and (ii) to extend the period during which the Plan will remain in effect, unless sooner terminated by the Board of Directors, from its current expiration on February 15, 2001 to expire on February 15, 2006.

          For                   Against                  Abstain
          / /                     / /                      / /

4. Item D - Appointment of Independent Accountants: to reappoint the firm of Arthur Andersen & Co. as the Company's independent accountants for the fiscal year ending December 31, 1999.

          For                   Against                  Abstain
          / /                     / /                      / /


PLEASE VOTE, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



Dated:____________________________, 1999


________________________________________
Signature

________________________________________
Signature (if held jointly)


Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.



                           -- FOLD AND DETACH HERE --

                         APPENDIX II TO PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1999


                               IPC HOLDINGS, LTD.


       [The following information will not be disseminated to holders of the Company's Common Shares with the foregoing proxy statement.]

                         APPENDIX II TO PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1999

                               IPC HOLDINGS, LTD.

                      Amendment to the IPC Holdings, Ltd.
                               Stock Option Plan

The IPC Holdings, Ltd. Stock Option Plan (the "Plan") is hereby amended as follows:

     1.    Section 5.1 of the Plan is amended to read:

        "5.1. Number. The aggregate number of shares of Common Stock that may be subject to Options granted under the Plan shall not exceed in the aggregate 11.1 shares of Voting Common Stock (if granted prior to the Recapitalization) or 577,500 Common Shares (following consummation of the Recapitalization, inclusive of any Options to purchase voting Common Stock granted prior to the Recapitalization adjusted to reflect the Recapitalization in the manner provided in Section 5.2). The shares of Common Stock obtainable pursuant to Options shall be authorized but unissued shares. Upon the expiration or termination (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for option under the Plan."

     2.    Section 8 of the Plan is amended to read:

        "8. Duration. The Plan shall remain in effect for a period of ten years after the effective date of the Plan, unless sooner terminated by the Board. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan."